Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Repros Therapeutics Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Repros Therapeutics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX

November 19, 2014